Exhibit 10.1

RESIGNATION by
The Director, CEO
of
SEEDO CORP.

The following is a true copy of the Director, and Chief Executive Officer’s Resignation from the Corporation, held this 24th day of June, 2020;

WHEREAS the undersigned was appointed as Director and Chief Executive Officer of the Corporation and has served in said capacity to date, he has determined at this time to formally RESIGN and renounce all further corporate designation or affiliation with SEEDO CORP.

At present, there are no other Board or Executive Officers. I shall remain interim Director and Chief Executive Officer until the very next Shareholder’s Meeting, at which time the Shareholders shall choose the new officers of the Company. Upon the new Board’s election, this Resignation shall become immediately effective, and my Resignation shall take effect, and shall serve to sever any and all official ties, duties, obligations or liabilities regarding SEEDO CORP.

DATED: 24th June, 2020

____________________
Zohar Levy, Dir., CEO
SEEDO CORP.